THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY (PRINTED ON GREEN PAPER) IS FOR USE (IN THE CIRCUMSTANCES DESCRIBED BELOW) BY PERSONS WHO WISH TO ACCEPT THE OFFER (AS DEFINED HEREIN) BY AURORA CANNABIS INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF CANNIMED THERAPEUTICS INC., INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING (INCLUDING UPON THE EXERCISE, EXCHANGE OR CONVERSION OF ANY CONVERTIBLE SECURITIES) AFTER THE DATE OF THE OFFER, BUT BEFORE THE EXPIRY TIME (AS DEFINED HEREIN).

PLEASE READ THE ACCOMPANYING OFFER AND CIRCULAR (AS DEFINED HEREIN) BEFORE COMPLETING THIS NOTICE OF GUARANTEED DELIVERY.

NOTICE OF GUARANTEED DELIVERY

TO DEPOSIT COMMON SHARES OF

CANNIMED THERAPEUTICS INC.

Pursuant to the offer, dated November 24, 2017 made by

AURORA CANNABIS INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 PM (PACIFIC TIME) ON FRIDAY, MARCH 9, 2018 UNLESS THE OFFER IS ACCELERATED OR EXTENDED BY THE OFFEROR, OR WITHDRAWN BY THE OFFEROR.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT:

1. YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT(S) REPRESENTING CANNIMED COMMON SHARES IS (ARE) NOT IMMEDIATELY AVAILABLE;

2. YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR CANNIMED COMMON SHARES ON A TIMELY BASIS; OR

3. YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT(S) REPRESENTING CANNIMED COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”) is to be used by holders (“CanniMed Shareholders”) of common shares (the “CanniMed Shares”) of CanniMed Therapeutics Inc. (“CanniMed”) to accept the offer (the “Offer”) made by Aurora Cannabis Inc. (the “Offeror” or “Aurora”) to purchase, upon and subject to the terms and conditions of the Offer, all of the issued and outstanding CanniMed Shares (including any CanniMed Shares that may become issued and outstanding upon exercise, exchange or conversion of convertible securities after the date of the Offer but before the Expiry Time), as set out in the Offer and accompanying Take-Over Bid Circular of Aurora dated November 24, 2017 (together, the “Offer and Circular”), only if:

a)	The certificate(s) or Direct Registration System (“DRS”) Statement representing such CanniMed Shareholder’s CanniMed Shares is (are) not immediately available;

b)	Such CanniMed Shareholder cannot complete the procedure for book-entry transfer of the CanniMed Shares on a timely basis; or

c)

Such CanniMed Shareholder cannot deliver the certificate(s) or DRS Statement for the applicable CanniMed Shares, the Letter of Transmittal and all other required documents (if any) to Laurel Hill Advisory Group Company, the depository for the Offer (in such capacity, the “Depositary and Information Agent”), prior to the Expiry Time.

The terms and conditions of the Offer are incorporated by reference into this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery that are defined in the Offer shall have the respective meanings set out in the Offer and Circular.

The Depositary and Information Agent or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery is to be used by registered CanniMed Shareholders only and is NOT to be used by beneficial holders of CanniMed Shares (“Beneficial Shareholders”). A Beneficial Shareholder does not have CanniMed Shares registered in his, her or its name; rather, such CanniMed Shares are held by an intermediary or clearing agency such as CDS & Co. (each, an “Intermediary”). If you are a Beneficial Shareholder you should contact your Intermediary for instructions and assistance in receiving the consideration for your CanniMed Shares.

CanniMed Shareholders, through their respective CDS participants, who utilize CDSX through a book-entry transfer of their holdings into the Depositary’s account with CDS may also have the option of tendering this Notice of Guaranteed Delivery through CDSX Online Letter of Guarantee (LOG) option (the “LOG option”). Participants tendering through LOG options in CDSX are deemed to have completed this Notice of Guaranteed Delivery and such instructions are considered valid under and in accordance with the terms of the Offer. CDS Participants must comply with the CDS instructions regarding the deadline to deposit using this LOG option.

CanniMed Shareholders and CDS participants are advised that the last date for fulfillment of the LOG option as described in the Offer and this Notice of Guaranteed Delivery is before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time. If the Common Shares are not available in participants’ account as specified on the LOG Option, participant participants may be liable to the Offeror for failure of delivery for the value of the full tender or part thereof.

On the Effective Date, CanniMed Shareholders will be entitled to receive, in exchange for each CanniMed Common Share, 4.52586207 common shares of the Offeror (the “Aurora Shares”), subject to: (a) adjustment in accordance with the terms and conditions of the Offer, and (b) the Cap Price of $24.00 per CanniMed Share. (The Aurora Shares issuable in exchange for CanniMed Shares pursuant to the Offer are sometimes collectively referred to herein as the “Consideration”). CanniMed Shareholders are not entitled to receive fractional Aurora Shares in connection with the Offer and the number of Aurora Shares issuable to each CanniMed Shareholder pursuant to the Offer will be either be rounded down to the nearest whole number (if the fractional interest is less than 0.5) or up to the nearest whole number (if the fractional interest is 0.5 or higher).

The Offer is subject to, among other things, the receipt of more than 66 2/3% of the CanniMed Shares validly tendered to the Offer and not withdrawn.

As set forth in Section 3 of the Offer, “Manner of Acceptance - Procedure for Guaranteed Delivery”, if a Common Shareholder wishes to deposit CanniMed Shares pursuant to the Offer and (i) the certificate(s) or DRS Statement(s) representing such shares are not immediately available, or (ii) the certificate(s) or DRS Statement(s) and all other required documents cannot be delivered to the Depositary and Information Agent prior to the Expiry Time, those CanniMed Shares may nevertheless be deposited validly under the Offer by utilizing the procedures contemplated by the Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution;

(b)

a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile copy thereof), including a guarantee to deliver by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery, is received by the Depositary and Information Agent at its principal office in Toronto, Ontario prior to the Expiry Time; and

(c)

the certificate(s) or DRS Statement(s) representing the deposited CanniMed Shares, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually executed facsimile copy thereof) and all other documents required by such Letter of Transmittal, including signature guarantee if required, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such CanniMed Shares, are received at the Toronto, Ontario office of the Depositary and Information Agent by 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority, Inc. (FINRA) or banks or trust companies in the United States.

THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND, COURIERED, TRANSMITTED BY ELECTRONIC FACSIMILE OR MAILED TO THE DEPOSITARY AND INFORMATION AGENT ONLY AT ITS PRINCIPAL OFFICE IN TORONTO, ONTARIO AS SPECIFIED BELOW AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH HEREIN. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY OFFICE OTHER THAN THE TORONTO OFFICE OF THE DEPOSITARY AS SET OUT BELOW SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR CANNIMED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR CANNIMED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY AND INFORMATION AGENT IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

The undersigned understands and acknowledges that payment for CanniMed Shares deposited and taken up by Aurora will be made only after timely receipt by the Depositary and Information Agent, at its office in Toronto, Ontario specified above, of: (i) the certificate(s) or DRS Statement(s) representing the CanniMed Shares; (ii) the Letter of Transmittal (or a manually executed facsimile copy thereof), properly completed and duly executed, with any signatures guaranteed, if so required, and (iii) all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest or other amounts accrue or be paid by Aurora or the Depositary and Information Agent to persons depositing CanniMed Shares on the purchase price of CanniMed Shares purchased by Aurora, regardless of any delay in making such payment, and that the consideration for the CanniMed Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the CanniMed Shares delivered to the Depositary and Information Agent before the Expiry Time, even if the CanniMed Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary and Information Agent, and therefore payment by the Depositary and Information Agent on account of such CanniMed Shares is not made until after the take-up and payment for the CanniMed Shares under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by all applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

NOTICE TO U.S. CANNIMED SHAREHOLDERS

The exchange offer is made for the securities of a company formed outside of the United States. The Offer is subject to disclosure requirements of Canada that are different from those of the United States. Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with Canadian accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal Securities Laws, since the Offeror is located in Canada, and some or all of its officers or directors may be residents of Canada or another country outside of the United States. You may not be able to sue a Canadian company or its officers or directors in a court in Canada or elsewhere outside of the United States for violations of U.S. Securities Laws. It may be difficult to compel a Canadian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Offeror may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE HOLDERS OF CANNIMED SHARES RESIDE AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES.

Questions and requests for assistance in accepting the Offer and in depositing CanniMed Shares with the Depositary and Information Agent may be directed to the Depositary and Information Agent at 1-877-452-7184 toll free in North America or at 1-416-304-0211 collect outside of North America or by e-mail at assistance@laurelhill.com. Shareholders may also contact their brokers or other intermediaries for assistance concerning the Offer.

NOTICE OF GUARANTEED DELIVERY

TO:	Aurora Cannabis Inc.

AND TO:	Laurel Hill Advisory Group Company, as Depositary and Information Agent

By Mail:	By Email or Fax:

70 University Avenue	E-mail: assistance@laurelhill.com
Suite 1440	Facsimile: 1-416-646-2415
Toronto, Ontario
M5J 2M4

By Registered Mail, Hand or Courier:

70 University Avenue
Suite 1440
Toronto, Ontario
M5J 2M4

The undersigned hereby deposits with the Depositary and Information Agent, upon the terms and subject to the conditions set forth in the Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the CanniMed Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance - Procedure for Guaranteed Delivery”.

DESCRIPTION OF COMMON SHARE CERTIFICATES DEPOSITED
Certificate Number(s) (if applicable)	Name and Address in which CanniMed Shares are Registered (Please fill in exactly as name(s) appear on certificate(s) or DRS Statement(s)**)	Number of CanniMed Shares Represented by Certificate or DRS Statement**	Number of CanniMed Shares Deposited ***

TOTAL:

(If space is not sufficient, please attach a list in the above form.)

*	A certificate number does not need to be provided if the Common Shares are represented by a DRS Statement.

**	If CanniMed Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered Shareholder.

***	Total number of CanniMed Shares evidenced by all certificate(s) or DRS Statement(s) delivered will be deemed to have been deposited.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

SIN/SSN	Postal Code/Zip Code

Date	Daytime Telephone Number

Email

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary and Information Agent, at its address set forth herein, of the certificate(s) or DRS Statement(s) representing the Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or a manually signed facsimile copy thereof, with any required signature guarantee (or in the case of a book-entry transfer of CanniMed shares, a Book-Entry Confirmation with respect to all CanniMed Shares deposited hereby) , and all other documents required by the Letter of Transmittal, all on or before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:

Title:

Telephone Number:	Dated:

The Depositary and Information Agent is:

Laurel Hill Advisory Group
70 University Avenue, Suite 1440
Toronto, ON M5J 2M4

North American Toll Free Phone:
1-877-452-7184

Collect Outside of North America:
1-416-304-0211

By Mail:
PO Box 370, STN Adelaide
Toronto, Ontario
M5C 2J5

By Registered Mail, Hand or Courier:
70 University Avenue, Suite 1440
Toronto, Ontario, M5J 2M4

Facsimile: 1-416-646-2415

E-mail: assistance@laurelhill.com

Any questions or requests for assistance or additional copies of this Letter of Transmittal and the Offer to
Purchase and Circular may be directed by holders of CanniMed Shares to the Depositary and Information
Agent at the telephone numbers and location set out above. You may also contact your broker or other intermediary for assistance concerning the Offer.